UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13- 5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Charles Lindbergh Blvd., Uniondale, New York	11553
(Address of principal executive offices)	(Zip Code)

(516) 228-6700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	VOLT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 4, 2019, and in consideration of increased responsibilities in her position with Volt Information Sciences, Inc. (the “Company”), Ms. Avedissian received a promotion in her title to Senior Vice President, Chief Legal Officer and Corporate Secretary. Ms. Avedissian previously served as the Company’s Senior Vice President, General Counsel and Corporate Secretary, since October 2016.  In connection therewith, the Company adjusted certain levels of Ms. Avedissian’s compensation, as described below.

Ms. Avedissian’s annual base salary was increased from $380,000 to $400,000 and her target annual bonus under the Company’s Annual Incentive Plan was increased from 50% to 60% of her annual base salary, subject to achievement of applicable performance objectives. Ms. Avedissian is also eligible to receive annual equity grants as a long-term incentive with a grant date value equal to $320,000. Other than the foregoing, the terms and conditions of Ms. Avedissian’s current employment, as outlined in her employment agreement with the Company, remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volt Information Sciences, Inc.

Date: November 7, 2019	By:	/s/ Nancy Avedissian
Nancy Avedissian
Senior Vice President, Chief Legal Officer and Corporate Secretary